Exhibit 99.1

Press Release - MSC.Software Announces First Quarter Financial Results

Investor Contact:

Joanne Keates

Vice President, Investor Relations

MSC.Software

(714) 444-8551

joanne.keates@mscsoftware.com

MSC.Software Reports Financial Results for the

First Quarter Ended March 31, 2008

SANTA ANA, Calif. – May 7, 2008- MSC.Software Corporation (NASDAQ: MSCS), a leading global provider of enterprise simulation solutions including simulation software and services, today reported results for the first quarter ended March 31, 2008. Financial highlights include the following:

•	Revenue of $61.2 million, an increase of 6% over the first quarter last year,
•	Maintenance revenue of $33.0 million, up 15% over last year,
•	Deferred revenue grew to $94.4 million, up 17% compared to $80.6 million at December 31, 2007, and
•	Cash and Investments increased 10% from $135.0 million at December 31, 2007 to $148.1 million at March 31, 2008.

REVENUE

Total revenue for the first quarter ended March 31, 2008 was $61.2 million compared to $57.6 million for the first quarter in 2007. Software revenue for the first quarter totaled $22.0 million compared to $23.0 million for the first quarter in 2007. For the first quarter ended March 31, 2008, maintenance revenue totaled $33.0 million and services revenue totaled $6.2 million, compared to $28.7 million of maintenance revenue and $5.9 million of services revenue for the first quarter in 2007. Foreign exchange favorably impacted total revenue by $5.2 million in the first quarter.

“In the first quarter we saw a number of key customers move from initial pilot installations to global deployments of our enterprise solutions,” said Bill Weyand, CEO and Chairman of MSC.Software. “It is clear that our customers see the competitive advantage and excellent ROI value in deploying MSC’s enterprise solutions in their global enterprises and simulation enterprise solutions, which represented 28% of total software revenue in the first quarter.”

Press Release - MSC.Software Announces First Quarter Financial Results

“We are pleased with more consistent growth in maintenance revenue as our installed base of customers continues to see the business value in MSC’s solutions, and our consulting services business has stabilized and is delivering value,” continued Mr. Weyand. “Product launches scheduled for May and June will provide, in the long term, new business opportunities with our customers, as we build on our foundation and extend simulation to the enterprise.”

REVENUE BY GEOGRAPHY

Total revenue in the Americas for the first quarter ended March 31, 2008 was $18.5 million, compared to $18.4 million last year. Total revenue in EMEA for the first quarter ended March 31, 2008 was $23.6 million, compared to $19.7 million last year. Changes in the Euro increased EMEA revenue by $2.9 million. In the Asia Pacific region, revenue for the first quarter ended March 31, 2008 totaled $19.1 million, compared to $19.6 million last year. Changes in the Japanese Yen increased Asia Pacific revenue by $2.3 million.

RESULTS OF OPERATIONS AND EPS

Total operating expenses for the first quarter ended March 31, 2008 were $53.7 million, compared to $59.4 million last year, a decrease of 10%. Total operating expenses were increased by $2.6 million due to the impact of foreign currency exchange. The operating loss for the first quarter was $4.5 million, which compares to an operating loss of $13.4 million in the first quarter last year. Last year’s operating loss included $7.1 million of restructuring charges. The loss from continuing operations for the quarter totaled $2.2 million or ($0.05) per diluted share, compared to a loss from continuing operations of $6.4 million or ($0.15) per diluted share in the first quarter last year.

GUIDANCE

At this time the Company will not issue guidance. The Company will continue to evaluate its decision to provide guidance in the future.

CONFERENCE CALL

The Company will host a conference call to discuss the first quarter financial results today at 1:30 pm pacific (4:30 pm eastern). The first quarter conference call will include a slide presentation that can be downloaded at: http://www.mscsoftware.com/ir/. The conference call can be accessed by web cast at:

Press Release - MSC.Software Announces First Quarter Financial Results

http://www.mscsoftware.com/ir/ or by dialing in to (800) 374-0151 for US callers or (706) 634-4981 for international callers. To participate in the live conference call, use the following conference ID code: 43801658.

An archived version of the conference call will be available at http://www.mscsoftware.com/ir/. The teleconference replay will be available for 48 hours and can be accessed by dialing in to: U.S. (800) 642-1687 or Intl. (706) 645-9291 using the conference ID code: 43801658.

About MSC.Software Corporation

MSC.Software Corporation (NASDAQ: MSCS) is a leading global provider of enterprise simulation solutions, including simulation software and services, that helps companies make money, save time and reduce costs associated with designing and testing manufactured products. MSC.Software works with thousands of companies in hundreds of industries to develop better products faster by utilizing information technology, software and services. MSC.Software employs more than 1100 people in 21 countries. For additional information about MSC.Software’s products and services, please visit www.mscsoftware.com.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including, without limitation, statements regarding our expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this press release are based on information available to us on the date hereof. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results to differ materially from those implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither we nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. Important factors that may cause actual results to differ from expectations include, but are not limited to, those discussed in “Risk Factors” on our 2007 Form 10-K filed with the Securities and Exchange Commission. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

(Financials to follow)

PRELIMINARY

MSC.SOFTWARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended March 31,
	2007	2008
Revenue:
Software	$23,003	$21,959
Maintenance	28,782	33,029
Services	5,864	6,222

Total Revenue	57,649	61,210

Cost of Revenue:
Software	3,092	2,463
Maintenance and Services	8,555	9,572

Total Cost of Revenue	11,647	12,035

Gross Profit	46,002	49,175

Operating Expenses:
Research and Development	13,205	14,366
Selling and Marketing	20,237	23,644
General and Administrative	18,673	15,186
Amortization of Intangibles	175	336
Restructuring and Other Charges	7,097	139

Total Operating Expenses	59,387	53,671

Operating Loss	(13,385)	(4,496)

Other (Income) Expense :
Interest Expense	281	278
Other Income, net	(1,074)	(995)

Total Other Income, net	(793)	(717)

Loss From Continuing Operations Before Benefit For Income Taxes	(12,592)	(3,779)
Benefit For Income Taxes	(6,167)	(1,573)

Loss From Continuing Operations	(6,425)	(2,206)

Total Income From Discontinued Operations, net of Income Taxes	175	—

Net Loss	$(6,250)	$(2,206)

Basic and Diluted Loss Per Share From Continuing Operations	$(0.15)	$(0.05)
Basic and Diluted Earnings Per Share From Discontinued Operations	$—	$—
Basic and Diluted Loss Per Share	$(0.14)	$(0.05)
Basic Weighted-Average Shares Outstanding	43,533	44,752
Diluted Weighted-Average Shares Outstanding	43,533	44,752

MSC.SOFTWARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except per share value amounts)

	December 31, 2007	March 31, 2008
ASSETS
Cash and Investment	$135,029	$148,050
Trade Accounts Receivable, less Allowance for Doubtful Accounts of $1,855 and $1,991, respectively	70,204	63,217
Property and Equipment, Net	18,900	18,364
Goodwill, Indefinite Lived & Other Intangibles	195,311	196,713
Other Assets	47,701	54,041

Total Assets	$467,145	$480,385

LIABILITIES AND SHAREHOLDERS' EQUITY
Deferred Revenue	$80,584	$94,405
Long-Term Debt	6,936	6,981
Other Liabilities	60,215	57,317

Total Liabilities	147,735	158,703

Net Shareholders' Equity	319,410	321,682

Total Liabilities and Shareholders' Equity	$467,145	$480,385